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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


The following is a list of all subsidiaries of the Registrant.


                                                                Jurisdiction of
      Name                                                      Incorporation
      -------------------------------------------------------------------------
      SBI Capital Trust                                         Delaware
      OKSB Statutory Trust I                                    Connecticut
      SBI Capital Trust II                                      Delaware
      Business Consulting Group, Inc.                           Oklahoma
      Healthcare Strategic Support, Inc.                        Oklahoma
      SNB Bank of Wichita                                       United States
      Stillwater National Bank & Trust Company                  United States
        Cash Source, Inc.*                                      Oklahoma
        CRK Properties, Inc.*                                   Oklahoma
        SWB, Inc.*                                              Oklahoma
        SNB Insurance Agency, Inc. *                            Oklahoma
        SNB Real Estate Holdings, Inc. *                        Delaware
        Stillwater National Building Corporation*               Oklahoma
        BNS, Inc.**                                             Oklahoma
        SNB REIT, Inc.***                                       Delaware
        Stillwater Properties, Inc.****                         Oklahoma
        Grand Hill Investments, LLC*****                        Oklahoma

*        Direct subsidiary of Stillwater National Bank & Trust Company.
**       Direct subsidiary of CRK Properties, Inc.
***      Direct subsidiary of SNB Real Estate Holdings, Inc.
****     Direct subsidiary of Stillwater National Building Corporation
*****    Direct subsidiary of Stillwater Properties, Inc.